                                                                     EXHIBIT 4.2

                        RESERVE ACCOUNT PLEDGE AGREEMENT


          This Reserve Account Pledge Agreement is dated as of September 1, 1997, between Green Tree RECS II Guaranty Corporation (the "Pledgor"), U.S. Bank National Association, as Collateral Agent (together with its permitted successors hereunder, the "Collateral Agent"), and First Trust National Association, as Trustee (the "Trustee") of Green Tree Recreational, Equipment & Consumer Trust 1997-C (the "Trust").

          Green Tree Financial Corporation ("Green Tree") has sold a pool of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and retail installment sales contracts and promissory notes financing home improvements (the "Contracts") under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 1, 1997 between Green Tree, as originator of the Trust and servicer, and the Trustee, as trustee. On the establishment of the Trust in accordance with the terms of the Pooling and Servicing Agreement, the Trustee will issue to, or upon the order of, Green Tree certificates (the "Certificates") representing undivided fractional interests in the Trust. In order to facilitate the sale of the Certificates by Green Tree, the Pledgor is entering into this Agreement.

          Section 1.  Definitions.  All capitalized terms not otherwise defined
                      -----------
herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, as existing on the Closing Date. The following terms have the following meanings:

          "Letter of Credit" means any irrevocable letter of credit, or any
           ----------------
replacement Letter of Credit, obtained in accordance with Section 3(h).

          "Qualified Bank" means any depository institution whose unsecured
           --------------
long-term debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) has been rated in one of the two highest rating categories by each of Standard & Poor's and Fitch (if rated by Fitch), and whose short-term debt (or in the case of the principal bank in a bank holding company system the short-term debt of such bank holding company) is rated in the highest rating category by each of Standard & Poor's and Fitch (if rated by Fitch).

          "Reserve Account Eligible Investments" means Eligible Investments
           ------------------------------------
held by the Collateral Agent in the Reserve Account, which (a) if such Eligible Investments are securities, are (i) certificated securities (as such term is used in Minn. Stat. (S) 336.8-102(a)(4)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of

Delaware, (ii) either (A) in the possession of such Eligible Institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat.
(S) 336.8-102(a)(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such Eligible Institution, (C) held in an account of such Eligible Institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such Eligible Institution,
(iii) identified, by book entry or otherwise, as held for the account of the Collateral Agent on the records of such Eligible Institution, and such Eligible Institution shall have sent the Collateral Agent a confirmation thereof, and
(iv) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and the Collateral Agent shall have sent the Trustee a confirmation thereof, (b) if such Eligible Investments are repurchase obligations, are: (i) held in an account with an Eligible Institution in the name of the Collateral Agent, (ii) identified by such Eligible Institution, by book entry or otherwise, as held for the account of the Collateral Agent, (iii) identified by the Collateral Agent as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and (iv) related to securities held in accordance with the requirements of clause (a) above, and (c) with respect to Eligible Investments other than securities and repurchase agreements, which are held in a manner acceptable to the Collateral Agent. Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with this definition.

          "Shortfall" means an insufficiency of funds on a Distribution Date as
           ---------
specified in a Reserve Account Deficiency Notice.

          Section 2.  Representations and Warranties of the Pledgor.  The
                      ---------------------------------------------
Pledgor represents and warrants that:

          a.  Organization and Good Standing.  The Pledgor is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Pledgor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Pledgor.

          b.  Authorization; Binding Obligations.  The Pledgor has the power and
              ----------------------------------
authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c.  No Consent Required.  The Pledgor is not required to obtain the
              -------------------
consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except that no representation is made as to the manner of offering of the Certificates (except that the Pledgor has not offered for sale, or solicited offers to purchase, any Certificate).

          d.  No Violations.  The execution, delivery and performance of this
              -------------
Agreement by the Pledgor will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Pledgor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor may be bound.

          e.  Litigation.  No litigation or administrative proceeding of or
              ----------
before any court, tribunal or governmental body is currently pending, or to the knowledge of the Pledgor threatened, against the Pledgor or any of its properties or with respect to this Agreement or the Certificates which (i) if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement or (ii) is likely to have a material adverse effect on the financial condition or business prospects of the Pledgor.

          Section 3.  Establishment and Pledge of Reserve Account.
                      -------------------------------------------

          a.  Establishment of Reserve Account.  On or prior to the Closing
              --------------------------------
Date, the Pledgor shall establish with the Collateral Agent three segregated trust accounts referred to collectively herein as the "Reserve Account." The Reserve Account shall be maintained in the name of the Collateral Agent and designated "U.S. Bank National Association, as Collateral Agent on behalf of First Trust

National Association, as Trustee for the benefit of Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1997-C (Reserve Account, Green Tree RECS II Guaranty Corporation, Pledgor)." The Reserve Account is separate from the Trust and any amount on deposit therein will not constitute a part of the property of the Trust. For all tax purposes, the Reserve Account and all amounts deposited therein and investments thereof are owned by the Pledgor, and all assets transferred to the Reserve Account are taxable to the Pledgor. The Reserve Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Pledgor or the Trust, at an Eligible Institution (which may be the Collateral Agent or the Trustee) or in an account otherwise acceptable to Fitch, Moody's and Standard & Poor's. All amounts paid to the Pledgor under Section 8.03(a)(22)of the Pooling and Servicing Agreement shall be deposited into the Reserve Account as provided in the Pooling and Servicing Agreement. Amounts shall be withdrawn from the Reserve Account only in accordance with the provisions of this Section 3 and
Section 8.06 of the Pooling and Servicing Agreement. No passbook, certificate of deposit or other similar instrument evidencing the Reserve Account shall be issued, and all contracts, receipts and other papers governing or evidencing the Reserve Account or any of the Collateral shall be delivered to the Collateral Agent. On termination of this Agreement, as provided in Section 3(f), any amount remaining in the Reserve Account shall be released to the Pledgor.

          b.  Pledge of Reserve Account.  The Pledgor hereby pledges, assigns,
              -------------------------
hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Reserve Account up to the Reserve Account Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall on such Distribution Date, subject to the limit of the amount available in the Reserve Account plus any subsequent deposits into the Reserve Account.

          The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Reserve Account for the benefit of the Class A Certificateholders under this Section 3(b) in accordance with the terms hereof.

          The Pledgor and the Collateral Agent shall maintain, at all times during the term of this Agreement, the lien on, or security interest in, the Reserve Account as a valid and perfected security interest of first priority under the Uniform Commercial Code (or other applicable law) as in effect from time to time in the state where the Reserve Account is located in order to secure the full and timely performance of the obligations of the Pledgor pursuant to this Agreement. Amounts

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

properly withdrawn by the Collateral Agent and paid into the Collection Account pursuant to Section 3(d) or properly withdrawn by the Collateral Agent and paid to the Pledgor pursuant to Section 3(e) shall be deemed released from the provisions of this Section 3(b) and the security interest established by this
Section 3(b), and the Pledgor shall in no event be required to refund any such distributed amount.

          c.  Investment of Reserve Account.  The Collateral Agent shall at the
              -----------------------------
written direction of the Pledgor invest the funds in the Reserve Account in Reserve Account Eligible Investments. Funds in the Reserve Account shall be invested in investments that mature on or before the Business Day prior to each Distribution Date. Upon any such investment, the Collateral Agent shall (i) make an appropriate notation of the Trustee's security interest in such Reserve Account Eligible Investment by book entry or otherwise and (ii) send the Trustee a written confirmation of its security interest in such Reserve Account Eligible Investment. All income and gain realized from any such investments as well as any interest earned on deposits in the Reserve Account shall be deposited and retained in the Reserve Account. Losses, if any, realized on amounts in the Reserve Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Reserve Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Reserve Account. The Pledgor and the Collateral Agent shall not be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Reserve Account. All income or loss on funds held in the Reserve Account shall be taxable to the Pledgor.

          d.  Payment of Shortfall.   Upon the Collateral Agent's receipt of a
              --------------------
Reserve Account Deficiency Notice, the Collateral Agent shall transfer, and the Pledgor hereby directs the Collateral Agent to transfer, subject to the limit of the amount available in the Reserve Account, the amount of the Shortfall from the Reserve Account to the Collection Account.

          e.  Release of Reserve Account Excess.  If on any Distribution Date,
              ---------------------------------
the amount in the Reserve Account exceeds the Required Reserve Account Amount immediately following the payment to Certificateholders on such Distribution Date, the Collateral Agent shall withdraw the amount of such excess from the Reserve Account and distribute such amount to the Pledgor.

          f.  Termination.  This Agreement shall terminate (after distribution
              -----------
of any funds remaining in the Reserve Account pursuant to the following sentence) on the termination of the Pooling and Servicing Agreement in accordance with Section 12.03 thereof. On the Final Distribution Date, any amount remaining in the Reserve Account, after payment of any amounts into the Collection Account pursuant to Section 3(d), shall be distributed to the Pledgor.

          g.     Nature of Obligations.  The obligations of the Pledgor under
                 ---------------------
the Agreement to transfer the amount of any Shortfall to the Collection Account shall be unconditional and irrevocable and shall not terminate upon, or otherwise be affected by, a Service Transfer pursuant to Article VII of the Pooling and Servicing Agreement.

          h.     Letter of Credit and Other Credit Enhancement.
                 ---------------------------------------------

          (i) At any time, the Pledgor may obtain the release of all or a portion of the cash on deposit in the Reserve Account, by delivering to the Collateral Agent (A) a Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii) or (B) any other form of credit enhancement that satisfies the conditions set forth in Section 3(h)(iv). Section 3(h)(ii) shall be operative only after a Letter of Credit that satisfies the conditions of Section 3(h)(iii) has been delivered to the Collateral Agent.

          (ii) If the expiration date of a Letter of Credit is anticipated to occur before the termination of the Trust pursuant to Section 12.03 of the Pooling and Servicing Agreement, the Pledgor shall use its best efforts to obtain a replacement Letter of Credit that satisfies the conditions of Section 3(h)(iii). If on or before the tenth Business Day prior to the expiration date of such Letter of Credit, the Pledgor shall not have delivered to the Collateral Agent a replacement Letter of Credit that satisfies the conditions set forth in
Section 3(h)(iii), the Collateral Agent shall, prior to 11:00 A.M. Minneapolis, Minnesota time on the fifth Business Day prior to such expiration date, draw under such Letter of Credit the amount (the "Final Draw Amount") available thereunder, and deposit the Final Draw Amount in the Reserve Account. If, on or before such fifth Business Day, the Pledgor shall obtain on behalf of and deliver to the Collateral Agent a replacement Letter of Credit that satisfies the conditions of Section 3(h)(iii), then the Collateral Agent shall replace the related Letter of Credit with such replacement Letter of Credit.

          The Collateral Agent shall, when required pursuant to the terms of a Letter of Credit, deliver the existing Letter of Credit to the related issuing bank upon extension of the expiration date thereof in accordance with its terms in exchange for the extended or amended Letter of Credit.

          (iii) Any initial or replacement Letter of Credit delivered to the Collateral Agent shall satisfy the following conditions:

                 (A) it shall be issued by a Qualified Bank or confirmed by a Qualified Bank;

                 (B) it and the related agreement that provides for the issuance of such Letter of Credit shall be in such form and substance as is acceptable to the Collateral Agent, and shall require the Qualified Bank to give the Collateral Agent prompt notice if at any time it shall fail to be a Qualified Bank;

               (C) it shall be accompanied by an Opinion of Counsel or Opinions of Counsel in form and substance satisfactory to the Collateral Agent as to enforceability of the Letter of Credit; and

               (D) Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not reduce, withdraw or qualify its then-current ratings of the Class A Certificates as a result of the delivery and acceptance of such Letter of Credit.

               The cost of obtaining and maintaining any initial or replacement Letter of Credit shall be borne solely by the Pledgor and Green Tree. If the Collateral Agent receives notice that the institution issuing such Letter of Credit is no longer a Qualified Bank, the Collateral Agent shall immediately notify the Pledgor. On the day of receipt of such notice (or the next Business Day thereafter, if such day is not a Business Day), the Collateral Agent shall draw under the Letter of Credit the full amount available under such Letter of Credit and deposit the proceeds thereof in immediately available funds in the Reserve Account.

          (iv) Any other form of credit enhancement delivered to the Collateral Agent shall be satisfactory if and only if Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not reduce, withdraw or qualify its then-current ratings of the Class A Certificates as a result of the delivery and acceptance of such alternate form of credit enhancement.

          The cost of obtaining and maintaining any such alternate form of credit enhancement shall be borne solely by the Pledgor and Green Tree.

          (v) At any time when the Collateral Agent holds any Letter of Credit or other form of credit enhancement, (x) the amount available to be drawn under such Letter of Credit or other form of credit enhancement shall be deemed to be in the Reserve Account for purposes of determining whether the balance thereof equals or exceeds the Required Reserve Account Amount, and (y) if a Shortfall is determined to exist with respect to any Distribution Date, the Collateral Agent shall draw the lesser of (1) the amount available to be drawn under the Letter of Credit or other form of credit enhancement, or (2) the amount, if any, by which the Shortfall exceeds the amount in the Reserve Account in a form other than a Letter of Credit or other form of credit enhancement, and deposit such amount to the Reserve Account, for transfer to the Collection Account, on the Business Day prior to such Distribution Date.

          Section 4.  Appointment of Collateral Agent.
                      -------------------------------

          a. Subject to the terms and conditions herein, the Trustee hereby appoints the Collateral Agent and the Collateral Agent hereby accepts such appointment, as its agent to maintain, and to act on the Trustee's behalf with respect to the Reserve Account.

          b. The Collateral Agent shall maintain records that accurately reflect the funds on deposit in the Reserve Account. On each Determination Date, the Collateral Agent shall advise the Servicer as to the amount of funds on deposit in the Reserve Account.

          Section 5.  Covenants of Pledgor.  The Pledgor covenants and agrees as
                      --------------------
follows:

          a.     Maintenance of Pledgor Assets. The Pledgor shall not issue any
                 -----------------------------
dividends, redeem any outstanding capital stock, grant any liens on its assets (other than pursuant to this Agreement or similar agreements) or in any way deplete corporate assets if, as a result of such issuance, redemption or depletion, the total net assets of the Pledgor are less than the sum of the Required Reserve Account Amount and the Pledgor's obligations under other agreements similar to this Agreement, plus any income taxes then payable by the Pledgor and the Pledgor's foreseeable administrative and operating expenses for the next year.

          b.     Limitation of Certain Actions.  The Pledgor will not, without
                 -----------------------------
the unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee, take any of the following actions:

          (i) engage in any business other than that of providing partial guarantees on, or pledging assets to secure, pools of contracts serviced by Green Tree, pledge assets for the benefit of any other Person (except to secure pools of contracts serviced by Green Tree), make any loans or advances to any Person, guarantee or become obligated for the debts of any other Person (except for providing partial guaranties of pools of contracts serviced by Green Tree), or hold out its credit as being available to satisfy the obligations of others;

          (ii)   voluntarily dissolve or liquidate;

          (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of any order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the

     Pledgor or for any substantial part of its property, or make any general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of the foregoing;

          (iv)   consolidate or merge with or into any other Person;

          (v) delete or amend Articles 3, 5, 6 or 8 of its Articles of Incorporation;

          (vi)   commingle assets with those of any other Person; or

          (vii) acquire obligations or securities of Green Tree or any other shareholder of Pledgor.

          c.     Required Actions.  The Pledgor shall (unless excused by
                 ----------------
unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee) take the following actions:

          (i) maintain books, records, accounts and financial statements separate from any other Person;

          (ii) conduct its own business in its own name, pay its own liabilities out of its own funds (including paying the salaries of its own employees) and maintain adequate capital in light of its contemplated business operations;

          (iii) observe all corporate formalities and maintain an arm's-length relationship with its Affiliates (including allocating fairly and reasonably any overhead for shared office space, using separate stationery, invoices and checks and maintaining a sufficient number of employees in light of its contemplated business operations); and

          (iv) hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity.

          d.     Other Transactions.  If the Pledgor provides any partial
                 ------------------
guaranty or other form of credit enhancement with respect to any pool of contracts other than pursuant to this Agreement, the Pledgor must obtain written confirmation, from each of Standard & Poor's and Fitch that is not providing a rating with respect to the securities related to such other pool of contracts, that providing such other credit enhancement will not cause a reduction or withdrawal of such Person's ratings of any Class of Certificates.

          e.   Notices to Rating Agencies.  The Pledgor shall provide prompt
               --------------------------
written notice to each of Fitch, Moody's and Standard & Poor's of any amendment to the Pledgor's Articles of Incorporation or this Agreement.

          Section 6.  Miscellaneous.
                      -------------

          a.   Merger or Consolidation of the Pledgor.  The Pledgor shall keep
               --------------------------------------
in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement.

          Any person into which the Pledgor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pledgor shall be a party, or any Person succeeding to all or substantially all of the business of the Pledgor, shall be the successor of the Pledgor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          b.   Amendment.  This Agreement may be amended from time to time by
               ---------
the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Pledgor, adversely affect in any material respect the interests of any Certificateholder.

          This Agreement may also be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's and with the consent of Holders of Certificates evidencing Certificate Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments required to be made by the Pledgor under this Agreement, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

          c.   Notices.  All communications and notices pursuant hereto to the
               -------
Pledgor, the Collateral Agent and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Pledgor:

          Green Tree RECS II Guaranty Corporation
          1700 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention:  Chief Financial Officer


          If to the Collateral Agent:

          U.S. Bank National Association
          c/o First Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration, Structured Finance


          If to the Trustee:

          First Trust National Association
          Corporate Trust Department
          180 East 5th Street
          Third Floor
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration,
                                Structured Finance

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

          d.   Merger and Integration.  Except as specifically stated otherwise
               ----------------------
herein, this Agreement, together with the Pooling and Servicing Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement together with the Pooling and Servicing Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          e.   Benefit of the Agreement.  The Agreement shall be binding upon
               ------------------------
the parties hereto and their permitted successors and shall be for the direct benefit of each present and future Certificateholder without any further action on the part of any such Certificateholder.

          f.   Headings.  The headings herein are for purposes of reference only
               --------
and shall not otherwise affect the meaning or interpretation of any provision hereof.

          g.   Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of Minnesota.

          h.   Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 25th day of September, 1997.


                              FIRST TRUST NATIONAL
                                 ASSOCIATION, as Trustee


                              By: /s/ Tamara Schultz-Fugh
                                 --------------------------------------------

                              Name:    Tamara Schultz-Fugh
                                   ------------------------------------------

                              Title:   Trust Officer
                                    -----------------------------------------


                              GREEN TREE RECS II GUARANTY
                                 CORPORATION, as Pledgor

                              By:  /s/ Phyllis A. Knight
                                 --------------------------------------------

                              Name:    Phyllis A. Knight
                                   ------------------------------------------

                              Title:   Vice President and Treasurer
                                    -----------------------------------------


                              U.S. BANK NATIONAL
                                 ASSOCIATION, as Collateral Agent

                              By:  /s/ Tamara Schultz-Fugh
                                 --------------------------------------------

                              Name:    Tamara Schultz-Fugh
                                   ------------------------------------------

                              Title:   Trust Officer
                                    -----------------------------------------